Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2005 Results

Total Revenue Increases 24% to $267 Million for the Quarter; Monster Division Revenue Grows 30% to $224 Million with the Division’s Deferred Revenue Up 42% to $327 Million

Diluted Earnings Per Share from Continuing Operations Increases 56% to $0.28; Income from Continuing Operations Climbs 63% to $35 Million

Free Cash Flow of $45 Million in Fourth Quarter Brings 2005 Free Cash Flow to $182 Million

New York, February 1, 2006— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter Results

Total revenue increased 24% to $266.6 million in the fourth quarter of 2005 from $215.0 million in last year’s fourth quarter, while revenue at the Monster division grew 30% to $223.8 million over the $172.2 million recorded in the same period of 2004.  The Company’s Advertising & Communications business contributed $42.8 million to total revenue, essentially flat with last year’s comparable quarter.

Organic revenue growth for the Company and the Monster division was 24% and 29%, respectively, compared to last year’s fourth quarter.   Income from continuing operations for the fourth quarter increased 63% to $35.3 million from $21.7 million in the comparable quarter in 2004.  Net income was $36.5 million compared to $24.5 million in last year’s fourth quarter, a 49% increase.  Diluted earnings per share from continuing operations were $0.28, a 56% increase over $0.18 for the fourth quarter of 2004, and diluted earnings per share, including the results of discontinued operations, were $0.29, a 45% increase over $0.20 for the fourth quarter of 2004. The Monster division’s deferred revenue balance at December 31, 2005 was $327.4 million, a 42% increase over last year’s fourth quarter balance of $230.1 million.

Cash generated from operating activities in the fourth quarter of 2005 was $60.9 million compared with $44.1 million for the comparable year ago quarter.  Free cash flow (a non-GAAP measure), defined as cash flow from operating activities less capital expenditures, increased to $45.2 million, a 9.5% increase, compared to $41.3 million in the fourth quarter of 2004.   At the end of the fourth quarter of 2005, Monster Worldwide’s net cash position, defined as cash and cash equivalents plus marketable securities, less total debt, totaled $273.3 million, compared to $134.9 million at December 31, 2004 and $269.0 million at September 30, 2005.  During the fourth quarter of 2005, the Company used $89.6 million, net of cash and marketable securities acquired, to purchase JobKorea, the leading online recruitment company in South Korea; and also used $7.9 million on share repurchases.  Stock option exercises generated an additional $57.3 million of cash for the Company in the fourth quarter.

“We are very pleased to report a strong finish to another outstanding year for Monster Worldwide.  Our solid financial performance for the fourth quarter and throughout the year directly reflects our ability to deliver effective and innovative solutions for a growing list of small, medium and global customers and job seekers,” said Andrew J. McKelvey, Chairman and Chief Executive Officer, of Monster Worldwide.  “The combination of Monster’s talented, experienced sales force worldwide and the Company’s expanding presence in overseas markets contributed to our strong revenue growth.  Overseas, Monster’s organic revenue growth rate improved for the second quarter in a row, with International growing 46% year to year.  In North America, we continued to attract thousands of new customers each month, while deepening our relationships with the nation’s largest employers.   Our singular focus is on continuing to develop and expand our industry while delivering strong, consistent financial results that drive shareholder value.  We are confident that our industry knowledge and operational expertise will enable us to build on our leadership position this year and in the years ahead.”

Full Year Results

Monster Worldwide reported total revenue of $986.9 million for the year ended December 31, 2005 compared to $756.1 million last year, a 31% increase.  Monster division revenue grew 38% to $818.3 million compared with $593.9 million in 2004. Income from continuing operations was $115.1 million, or $0.92 per diluted share compared to $64.9 million, or $0.54 per diluted share in the prior year.  Net income for 2005 was $107.4 million up from $73.1 million in 2004.  Diluted earnings per share, including the results of discontinued operations, were $0.86 compared to $0.61 reported in 2004.  For 2005, Monster Worldwide generated $221.6 million in cash flow from operating activities, and free cash flow was $181.8 million, up from $75.9 million in 2004.

Recent Developments

Monster #1 Job Site in Europe

•      A study done by Web research firm Neilsen//NetRatings in November 2005 ranked Monster the #1 most visited job site in Europe with 5.2 million unique visitors in the third quarter of 2005.  The study found that one in every four web users, or 29 million Europeans, visited job sites between July and September 2005, a 25% increase over the same period in the prior year.

Stock Repurchase Program

•      On November 10, 2005, the Company’s Board of Directors approved a share repurchase plan.  Under terms of the plan, Monster Worldwide is authorized to purchase up to $100 million of its shares of common stock in the open market or otherwise from time to time over a 30-month period as conditions warrant.  The Company repurchased 200,000 shares at a total cost of $7.9 million in the fourth quarter of 2005.

Monster Employment Index

•      The Monster Employment Index U.S. increased 32 points, or 28% over last year.  The Index showed strong, steady growth in online recruitment activity compared to the prior year with particular strength in construction, retail and military. Launched in April 2004 with data collected since October 2003, the Index culls over 1500 Web sites including a variety of corporate career sites and job boards to present a snapshot of U.S. online job demand.

The Monster Employment Index Europe, which represents the first ongoing analysis of European online hiring activity, was up slightly in December 2005 having risen to an all time high of 112.  Since its inception in June 2005, with data collected since December 2004, the Index has exhibited a generally upward growth trend, showing a 29 point, or a 35% increase in online job demand year over year.

NASDAQ 100

•      On December 19, 2005, Monster Worldwide rejoined the NASDAQ-100 Index — one of the world’s most widely followed barometers of stock market activity.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q405.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Business Outlook

The following forward-looking statements reflect Monster Worldwide’s expectations as of February 1, 2006.  These expectations do not include the effect of any future acquisitions or dispositions, or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

$’s in millions, except per share amounts	First Quarter 2006	Full Year 2006
Total revenue	$278 - $285	$1,165 - $1,215
Monster division revenue	$239- $244	$1,005- $1,045

Diluted EPS from continuing operations	$0.26 - $0.27	$1.21 - $1.26

The 2006 earnings per share outlook includes an anticipated cost of approximately $0.05 per diluted share for new long term (non-cash) stock compensation grants which will be expensed ratably over the year.

Conference Call Information

Fourth quarter 2005 results will be discussed on Monster Worldwide’s quarterly conference call taking place on February 1, 2006 at 10:00 AM EST.  To join the conference call, please dial in on 888-551-5973 at 9:50 AM EST with the password “Monster.”  For those outside the United States, please call in on 706-643-3467 using the same password.  The call will begin promptly at 10:00 AM EST.  Individuals can also access Monster Worldwide’s quarterly conference call online through the investor information section of the Company’s website at www.monsterworldwide.com.  For a replay of the call, please dial (800) 642-1687 or for outside the US dial (706) 645-9291 and use reference ID # 4395460.  This number is valid until midnight on February 9, 2006.

Contacts

Investors:	Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com
Media:	David Rosa, (212) 351-7067, david.rosa@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks. Headquartered in New York with approximately 4,800 employees in 26 countries.  Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ 100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 26 local language and content sites in 24 countries worldwide. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://recruiter.monster.com.

Note on Discontinued Operations

On June 1, 2005, the Company disposed of its Directional Marketing segment.  As a result, substantially all the operating results of such businesses have been reclassified to discontinued operations for all periods presented.  Entities that were retained are now included with the results of the Company’s Advertising & Communications international business for all periods presented.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenue	$266,597	$214,974	$986,917	$756,131

Salaries and related	111,774	102,308	427,226	348,254
Office and general	48,029	42,521	187,204	158,975
Marketing and promotion	53,636	37,079	196,070	150,359
Total operating expenses	213,439	181,908	810,500	657,588

Operating income	53,158	33,066	176,417	98,543

Interest and other, net	4,538	(68)	6,229	(1,010)

Income from continuing operations before income taxes and equity interests	57,696	32,998	182,646	97,533

Income taxes	20,196	11,343	64,186	32,638
Losses in equity interests	(2,180)	—	(3,397)	—

Income from continuing operations	35,320	21,655	115,063	64,895

Income (loss) from discontinued operations, net of tax	1,145	2,816	(7,631)	8,209

Net income	$36,465	$24,471	$107,432	$73,104

Basic earnings per share:

Earnings per share from continuing operations	$0.28	$0.18	$0.94	$0.55
Income (loss) per share from discontinued operations, net of tax	0.01	0.02	(0.06)	0.07
Basic earnings per share	$0.29	$0.20	$0.88	$0.62

Diluted earnings per share:

Earnings per share from continuing operations	$0.28	$0.18	$0.92	$0.54
Income (loss) per share from discontinued operations, net of tax	0.01	0.02	(0.06)	0.07
Diluted earnings per share	$0.29	$0.20	$0.86	$0.61

Weighted average shares outstanding:

Basic	124,348	119,373	122,055	117,738

Diluted	127,418	122,353	125,038	120,075

Operating income before depreciation and amortization:

Operating income	$53,158	$33,066	$176,417	$98,543
Depreciation and amortization of intangibles	10,211	8,222	37,955	33,028
Amortization of stock based compensation	693	639	2,735	2,722

Operating income before depreciation and amortization	$64,062	$41,927	$217,107	$134,293

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Cash flows provided by operating activities:
Net income	$36,465	$24,471	$107,432	$73,104
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(1,145)	(2,816)	7,631	(8,209)
Depreciation and amortization of intangibles	10,211	8,222	37,955	33,028
Provision for doubtful accounts	1,616	1,853	9,592	5,310
Tax benefit on stock option exercises and stock based compensation	17,773	5,637	26,487	7,325
Non-cash compensation	214	639	2,735	2,722
Common stock issued for matching contribution to 401(k) plan and other	973	604	3,813	4,280
Deferred income taxes	5,274	4,017	16,508	23,084
Minority interests and other	2,196	958	3,624	1,352
Changes in assets and liabilities, net of business combinations:
Accounts Receivable	(71,768)	(20,663)	(79,135)	(81,294)
Prepaid and other	9,109	(12,926)	(14,364)	(5,207)
Deferred revenue	79,950	34,940	92,642	63,120
Accounts payable, accrued expenses and other liabilities	(29,919)	(3,353)	26,293	14,617
Net cash provided by (used for) operating activities of discontinued operations	—	2,509	(19,643)	(40,697)
Total adjustments	24,484	19,621	114,138	19,431
Net cash provided by operating activities	60,949	44,092	221,570	92,535

Cash flows used for investing activities:
Capital expenditures	(15,711)	(2,777)	(39,807)	(16,603)
Purchase of marketable securities	(118,461)	—	(118,461)	—
Payments for acquisitions and intangible assets, net of cash acquired	(96,597)	(1,958)	(148,349)	(119,884)
Investment in unconsolidated affiliate	—	—	(50,137)	—
Sale of long-term investment	2,713	—	4,716	—
Net proceeds from sale of businesses	1,000	6,810	50,091	6,810
Net cash used for investing activities of discontinued operations	—	(764)	(710)	(9,634)
Net cash provided by (used for) investing activities	(227,056)	1,311	(302,657)	(139,311)

Cash flows provided by financing activities:
Borrowings (payments) on line of credit and capital lease obligations	323	(763)	(1,814)	(1,472)
Proceeds from exercise of employee stock options	57,317	34,068	95,026	45,811
Proceeds from the issuance of common stock	—	—	—	55,673
Repurchase of common stock	(7,906)	—	(9,304)	—
Net cash provided by financing activities	49,734	33,305	83,908	100,012

Effects of exchange rates on cash	(739)	2,191	(4,335)	2,620

Net increase (decrease) in cash and cash equivalents	(117,112)	80,899	(1,514)	55,856
Cash and cash equivalents, beginning of period	313,709	117,212	198,111	142,255
Cash and cash equivalents, end of period	$196,597	$198,111	$196,597	$198,111

Free cash flow:

Net cash provided by operating activities	$60,949	$44,092	$221,570	$92,535
Less: Capital expenditures	(15,711)	(2,777)	(39,807)	(16,603)
Free cash flow	$45,238	$41,315	$181,763	$75,932

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2005	September 30, 2005	December 31, 2004
Assets:

Cash and cash equivalents	$196,597	$313,709	$198,111
Marketable securities	123,747	—	—
Accounts receivable, net	392,439	321,243	318,530
Property and equipment, net	93,352	84,542	81,415
Goodwill and intangibles, net	735,678	640,655	664,738
Other assets	136,902	129,086	68,997
Total assets of discontinued operations	—	—	211,822
Total assets	$1,678,715	$1,489,235	$1,543,613

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other	$336,308	$340,304	$308,060
Deferred revenue	328,902	248,063	231,382
Other liabilities	46,774	37,578	23,259
Debt	47,056	44,708	63,237
Total liabilities of discontinued operations	—	—	162,161
Total liabilities	759,040	670,653	788,099

Stockholders’ equity	919,675	818,582	755,514

Total liabilities and stockholders’ equity	$1,678,715	$1,489,235	$1,543,613

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	Monster			Advertising & Communications
Three Months Ended December 31, 2005	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	$168,628	$55,184	$223,812	$25,031	$17,754	$42,785		$266,597
Operating income (loss)	58,331	891	59,222	6,838	625	7,463	$(13,527)	53,158
OIBDA	63,440	4,139	67,579	7,861	1,094	8,955	(12,472)	64,062

Operating Margin	34.6%	1.6%	26.5%	27.3%	3.5%	17.4%		19.9%
OIBDA Margin	37.6%	7.5%	30.2%	31.4%	6.2%	20.9%		24.0%

	Monster			Advertising & Communications
Three Months Ended December 31, 2004	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	$135,252	$36,912	$172,164	$21,427	$21,383	$42,810		$214,974
Operating income (loss)	44,764	3,328	48,092	1,240	(3,340)	(2,100)	$(12,926)	33,066
OIBDA	49,405	4,849	54,254	2,361	(2,653)	(292)	(12,035)	41,927

Operating Margin	33.1%	9.0%	27.9%	5.8%	-15.6%	-4.9%		15.4%
OIBDA Margin	36.5%	13.1%	31.5%	11.0%	-12.4%	-0.7%		19.5%

	Monster			Advertising & Communications
Twelve Months Ended December 31, 2005	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	$631,155	$187,116	$818,271	$85,265	$83,381	$168,646		$986,917
Operating income (loss)	211,342	(4,843)	206,499	11,808	3,304	15,112	$(45,194)	176,417
OIBDA	231,313	5,716	237,029	16,226	5,112	21,338	(41,260)	217,107

Operating Margin	33.5%	-2.6%	25.2%	13.8%	4.0%	9.0%		17.9%
OIBDA Margin	36.6%	3.1%	29.0%	19.0%	6.1%	12.7%		22.0%

	Monster			Advertising & Communications
Twelve Months Ended December 31, 2004	North America	International	Total	North America	International	Total	Corporate	Total

Revenue	$483,039	$110,870	$593,909	$75,767	$86,455	$162,222		$756,131
Operating income (loss)	134,155	1,813	135,968	4,893	(2,701)	2,192	$(39,617)	98,543
OIBDA	152,266	8,578	160,844	9,610	(345)	9,265	(35,816)	134,293

Operating Margin	27.8%	1.6%	22.9%	6.5%	-3.1%	1.4%		13.0%
OIBDA Margin	31.5%	7.7%	27.1%	12.7%	-0.4%	5.7%		17.8%